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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of our report dated February 24, 2004 relating to the financial statements of Pogo Producing Company, which appears in Pogo Producing Company's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

                      /s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
May 4, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS